Exhibit 10.2

GUARANTY AND SECURITY AGREEMENT

THIS DOCUMENT CONTAINS A WAIVER OF TRIAL BY JURY

This GUARANTY AND SECURITY AGREEMENT dated as of September 29, 2023, is made by the entities which have signed below as joint and several guarantors (individually or collectively, “Guarantor”), in favor of DML HC Series, LLC Series 308 (“Creditor”).

FOR GOOD AND VALUABLE CONSIDERATION, and to induce Creditor to extend financial accommodations to Debtor (as defined below), Guarantor agrees as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

1.2 For purposes of this Agreement, the following terms shall have the following meanings:

1.2.1 “Acceptable Forums” – See Section 19.1 hereof.

1.2.2 “Agreement” – This Guaranty, as amended.

1.2.3 “Bankruptcy Code” – Title 11 of the United States Code.

1.2.4 “Chosen State” – Texas.

1.2.5 “Collateral” – All Guarantor’s present and future assets, including but not limited to accounts (including health-care-insurance receivables); chattel paper (whether tangible or electronic); goods, including inventory, equipment, and goods (including inventory and equipment) currently or hereafter held on consignment; instruments; securities and all other investment property; commercial tort claims described on Schedule 1 hereof as supplemented by any written notification given by Guarantor to Creditor pursuant to ; documents (including, if applicable, electronic documents); fixtures; promissory notes; letters of credit; letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); general intangibles (including all payment intangibles); money; deposit accounts; any other contract rights or rights to the payment of money; and the proceeds of any of the foregoing.

1.2.6 “Credit Documents” – That certain Revolving Purchase and Security Agreement dated of essentially even date herewith between, inter alia, Debtor and Creditor (the “Revolving Purchase Agreement”), all documents executed in connection therewith, and all amendments or renewals to or of any of the foregoing, or any other document evidencing a Guaranteed Obligation.

1.2.7 “Creditor” – See Preamble.

1.2.8 “Debtor” – Cardiff Lexington Corporation, a Nevada corporation located at 3200 Bel Air Dr. Las Vegas, NV 89109 (“Cardiff”) and Nova Ortho and Spine, PLLC, a Florida professional limited liability company located at 5971 SW Longspur Ln, Palm City, FL 34990 (“Nova”), and all its successors-in-interest by operation of law or otherwise, including any Trustee (as defined in the Bankruptcy Code) or debtor-in-possession, and any successor-in-interest arising out of any merger or reorganization involving such entity, whether it is the surviving or the disappearing entity.

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1.2.9 “Guaranteed Obligations” – All present and future obligations of Debtor to Creditor arising out of the Credit Documents, including interest that, but for the filing of a petition under the Bankruptcy Code with respect to Debtor, would have accrued on any such obligations, and attorneys’ fees. For the purposes of this Guaranty Agreement, neither Guarantor who is also a Debtor (i.e., identified as Seller in the Credit Documents) shall be construed to be guarantying its own primary obligations but the Guaranteed Obligations of the other Guarantors.

1.2.10 “Guarantor” – See Preamble.

1.2.11 “Party” – Creditor and/or Guarantor.

1.2.12 "UCC" - the Uniform Commercial Code as in effect from time to time in the State of Texas or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. GUARANTY.

2.1 Promise to Pay and Perform. Guarantor unconditionally and irrevocably guarantees to Creditor the prompt payment and performance of the Guaranteed Obligations, and agrees to pay same on demand, without regard to any reduction in the amount thereof in any insolvency proceeding of the Debtor, whether or not the Guaranteed Obligations are found to be invalid, illegal or unenforceable, this being a guaranty of payment and not a guaranty of collection.

2.2 Cumulative Obligations. The obligations hereunder are in addition to any other obligations of Guarantor under any other guaranties of the indebtedness or other obligations of Debtor or any other person at any time given to Creditor. This Agreement shall not affect or invalidate any such other guaranties.

2.3 Continuing Obligation. This Agreement shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding.

2.4 Joint and Several Obligation; Independent Obligation. Guarantor is directly, jointly, and severally with all other guarantors of the Guaranteed Obligations liable to Creditor. The obligations of Guarantor hereunder are direct and primary and are independent of the obligations of Debtor or any other such guarantor, and a separate action may be brought against Guarantor irrespective of whether an action is brought against Debtor or any other guarantor or whether Debtor or any such other guarantor is joined in such action. Guarantor’s liability hereunder shall not be contingent upon the exercise or enforcement by Creditor of any remedies it may have against Debtor or any other guarantor or the enforcement of any lien or realization upon any security Creditor may at any time possess. Any release that may be given by Creditor to Debtor or any other guarantor shall not release Guarantor.

3. Covenants.

3.1 Guarantor has adequate means to obtain all relevant information, on a continuing basis, concerning Debtor’s financial condition as well as all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor bears the sole responsibility for being and keeping informed thereof, and relieves Creditor of any duty to disclose any present or future information relating thereto,

3.2 Guarantor shall, from time to time, at the expense of Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that Creditor may reasonably request, to enable Creditor to exercise and enforce its rights and remedies hereunder.

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3.3 Except for Permitted Liens, as defined in the Revolving Purchase Agreement, and except as expressly provided under Section 13.2 of the Revolving Purchase Agreement, Guarantor shall not create, incur, assume or permit to exist any non-purchase-money lien upon or with respect to any of its assets. Guarantor authorizes Creditor to record a record in any public records filing office advising third parties that the taking of any such lien by them may constitute the tortious interference with Creditor’s rights hereunder.

3.4 Creditor may inspect any Collateral at any time upon reasonable notice.

3.5 Creditor may at any time notify any Account Debtors to make payments directly to Creditor.

3.6 If Guarantor shall at any time hold or acquire a commercial tort claim, Guarantor shall (i) promptly notify Creditor in a writing signed by Guarantor of the particulars thereof and grant to Creditor in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Creditor and (ii) deliver to Creditor an updated Schedule 1.

4. Waiver Defense.

4.1 It is acknowledged that:

4.1.1 Creditor was not involved with, participated in, or advised Debtor or Guarantor with respect to the ownership and/or management structure of Debtor and that such structure was previously and independently created by Debtor and/or Guarantor based upon their own decisions and otherwise based on independent advice obtained by them from their own counsel and consultants, which reasons included separating Guarantor from any liability that may be incurred by Debtor in the conduct of Debtor’s business;

5. Grant of Security Interest.

5.1 To secure the payment and performance in full of Guarantor’s obligations hereunder, Guarantor grants to Creditor a security interest in the Collateral and all proceeds and products thereof.

6. PAYMENTS.

6.1 Nature and Application of Payments. Creditor may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order, as Creditor shall in its sole and absolute discretion determine, irrespective of any contrary instructions received from any other person.

6.2 Indefeasible Payment; Revival. If any portion of any payment to Creditor hereunder is set aside and repaid by Creditor for any reason after being made by Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and Guarantor shall be liable for the full amount Creditor is required to repay plus all costs and expenses (including attorneys’ fees, costs, and expenses) incurred by Creditor in connection therewith.

6.3 ACH Authorization. To satisfy any of the Guaranteed Obligations, Guarantor authorizes Creditor to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Guarantor.

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7. PROCEEDS HELD IN TRUST.

7.1 Guarantor acknowledges that, pursuant to the Credit Documents, proceeds of Collateral (as defined therein) are or may be held in trust for Creditor and, except to the extent that Creditor authorizes Debtor to use any such proceeds for some other purpose:

7.1.1 Debtor must deliver such proceeds to Creditor as required in the Credit Documents, and

7.1.2 Until such proceeds are delivered to Creditor, Debtor must maintain such proceeds separate from Debtor’s other property and must administer, protect, and care for such proceeds for Creditor’s benefit.

7.1.3 Guarantor acknowledges that the above duties of Debtor are fiduciary obligations.

7.1.4 Guarantor shall assist Debtor in complying with and fulfilling these fiduciary duties and shall not in any way interfere with Debtor’s compliance therewith.

8. REPRESENTATIONS AND WARRANTIES.

8.1 Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):

8.1.1 This Agreement is not made by Guarantor in reliance on any representation or warranty, express or implied, by Creditor concerning the financial condition of Debtor, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter, and no promises have been made to Guarantor by any person to induce Guarantor to enter into this Agreement, except as set forth in this Agreement. Guarantor is presently informed of the financial condition of Debtor and of all other circumstances that a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations.

8.1.2 The consideration received by Guarantor in connection with this Agreement is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Agreement and Guarantor’s obligations hereunder.

9. WAIVERS.

9.1 Guarantor waives:

9.1.1 ANY AND ALL SURETYSHIP DEFENSES, WHETHER ARISING IN EQUITY, BY CONTRACT, STATUTE OR BY OPERATION OF LAW.

9.1.2 Notice of (a) any adverse change in the financial condition of any Debtor, (b) any default in the performance of the Guaranteed Obligations; and (c) any other notice to which Guarantor might be entitled.

9.1.3 Any defense or claim arising out of (a) the release of any collateral securing the Guaranteed Obligations or (b) any fact that may increase Guarantor’s risk hereunder.

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9.1.4 Any claim of usury.

9.1.5 Any other defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations have been fully paid) of Debtor including any defense arising from any statute of limitations.

9.1.6 Any defense based on the invalidity, irregularity, or unenforceability of all or any part of the Guaranteed Obligations or any other circumstance which might constitute a defense of a guarantor.

9.1.7 Any claim or defense based on (a) the validity, legality, or enforceability in whole or in part of the Guaranteed Obligations, (b) any assignment, amendment, transfer, modification, renewal, waiver, compromise, addition or supplement relating to Guaranteed Obligations, (c) any setoff, counterclaim or any circumstances which might constitute a defense or discharge of Guarantor.

9.1.8 Any lack of power or authority of Debtor.

9.1.9 Any defense to payment hereunder resulting from Creditor’s releasing the Debtor or any other obligor owing the Guaranteed Obligations from their obligation to pay the Guaranteed Obligations, as well as Creditor’s failure to give Guarantor notice thereof.

9.1.10 All Guarantor’s rights of reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor.

9.1.11 All rights and defenses arising out of an election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the Debtor.

10. ACKNOWLEDGEMENTS AND AGREEMENTS.

10.1 Modifications to Credit Documents and Guaranteed Obligations. Without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Creditor may, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, release any obligor of the Guaranteed Obligations or may grant other indulgences to Debtor in respect thereof, or may amend the Credit Documents, or may enforce, exchange, release, or waive any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations.

10.2 Subordination. All present and future indebtedness of Debtor to Guarantor is subordinated to the payment of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full. Any payment received by Guarantor in respect of such indebtedness shall be held by Guarantor as trustee for Creditor, and promptly paid over to Creditor on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Agreement. Upon request by Creditor, any notes or other instruments now or hereafter evidencing such indebtedness of Debtor to Guarantor, shall be marked with a legend that the same are subject to this Agreement or shall be delivered to Creditor for safekeeping.

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10.3 All notices shall be effective upon: (a) the sending of an email to one of the email addresses below or (b) delivery to a recognized overnight delivery service of a properly addressed notice, delivery prepaid, with instructions to make delivery on the next business day. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:

Guarantor

Address:	3200 Bel Air Dr. Las Vegas, NV 89109

Email address:	Alex Cunningham at: alex@cardifflexington.com

Creditor

Address:	5718 WESTHEIMER RD. STR 10 Houston Texas

Copy to
Officer:	John Ferguson
Email address:	johnf@dmlcapitalgroup.com

11. AMENDMENT AND WAIVER.

11.1 Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Creditor may have, nor shall any waiver by Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Creditor’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Creditor would otherwise have.

12. Attorney’s Fees.

12.1 In the event that either Party finds it necessary to retain counsel in connection with any contract claim regarding the interpretation, defense, or enforcement of this Agreement, the prevailing party shall recover its reasonable attorney’s fees and expenses from the unsuccessful Party.

12.2 It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its counsel in similar matters.

12.3 In the event that Guarantor asserts a claim against Creditor hereunder, it shall do so in writing prior to and as a condition of the commencement of any litigation by Guarantor, setting forth the specific amount of Guarantor’s claim against Creditor (the “Damage Claim”). In the event that any litigation results in a judgment against Creditor of less the Damage Claim, the court must find that Creditor was the prevailing party for the purposes of Section 12.1.

12.4 In the event that either Party finds it necessary to retain counsel in connection with any non-contractual claim against the other Party (such as a tort claim), Guarantor shall pay the reasonable attorney’s fees incurred by Creditor in connection therewith.

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13. Costs and Expenses.

13.1 Guarantor agrees to reimburse Creditor on demand for the actual costs of photocopying (which, if performed by Creditor’s employees, shall be at the rate of $.10/page), travel, and attorneys’ fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Guarantor is a party.

14. SUCCESSORS AND ASSIGNS.

14.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.2 Creditor may assign its rights and delegate its duties hereunder in connection with an assignment of the Guaranteed Obligations. Upon such assignment, Guarantor shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Creditor.

15. ENTIRE AGREEMENT.

15.1 No promises of any kind have been made by Creditor or any third party to induce Guarantor to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

16. REVOCATION.

16.1 Guarantor waives any right to revoke this agreement.

17. choice of law.

17.1 This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

18. WAIVER OF TRIAL BY JURY.

18.1 IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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19. VENUE; JURISDICTION.

19.1 Any suit, action or proceeding arising hereunder commenced by Guarantor, for the interpretation, performance, or breach hereof, shall, be instituted in the court sitting in or nearest to Palm Beach County, Florida (the “Acceptable Forum”).

19.2 Guarantor agrees that the Acceptable Forum is convenient to it and submits to the jurisdiction of the Acceptable Forum and waives any and all objections to jurisdiction or venue.

19.3 Should such proceeding be initiated in any other forum, Guarantor waives any right to oppose any motion or application made by Creditor to transfer such proceeding to an Acceptable Forum.

20. SERVICE OF PROCESS.

20.1 Guarantor agrees that Creditor may affect service of process upon Guarantor by regular mail at the address set forth herein or at such other address as may be reflected in the records of Creditor, or at the option of Creditor by service upon Guarantor’s agent for the service of process.

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IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date first written above.

Cardiff Lexington Corporation
a Nevada corporation

By: /s/ Alex Cunningham

Name:_Alex Cunningham

Title:	CEO

Nova Ortho and Spine, PLLC.
a Florida professional limited liability company

By: /s/ Alex Cunningham

Name:_Alex Cunningham

Title:	CEO

Platinum Tax Defenders
a Nevada Limited Liability Company

By: /s/ Alex Cunningham

Name:_Alex Cunningham

Title:	CEO

Edge View Properties, Inc
an Idaho Corporation

By: /s/ Alex Cunningham

Name:_Alex Cunningham

Title:	CEO

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SCHEDULE 1

Commercial Tort Claims1

__________________________

1 Guarantors to complete.

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